EXHIBIT (23)

                CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Wausau Paper Mills Company relating to the registration of 25,000 shares of its common stock, no par value, in connection with the Wausau Paper Mills Company Hourly Savings and Investment Plan (the "Plan") of our report dated September 19, 1995 appearing in Registrant's annual report on Form 10-K for the year ended August 31, 1995 and our report dated April 18, 1996 appearing the Plan's annual report on Form 11-K for the year ended December 31, 1995.




                              WIPFLI ULLRICH BERTELSON

                              WIPFLI ULLRICH BERTELSON

 April 25, 1996
 Wausau, Wisconsin